                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 6, 2001

                           C&F FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



         Virginia                    000-23423           54-1680165
(State or other jurisdiction of    (Commission        (I.R.S. Employer
 incorporation or organization)    File Number)      Identification No.)


                                  ------------

                            Eighth and Main Streets
                                  P.O. Box 391
                           West Point, Virginia 23181
                    (Address of principal executive offices)
                        (Registrant's telephone number,
                      including area code) (804-843-2360)

                                  ------------

         (Former name or former address, if changed since last report)

Item 5. Other Events
--------------------

(a) As stated in the attached press release, the Company has signed an agreement with Northern Neck State Bank for the sale of its Tappahannock Branch Office. The transaction includes approximately $16 million in deposits and $3.0 million in loans. The sale will result in a gain based on the amount of deposits held by the branch at the date of Closing which is expected by the end of October 2001 subject to regulatory approval.



                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              C&F FINANCIAL CORPORATION
                              REGISTRANT

Date:  August 6, 2001         By:  /s/ Thomas F. Cherry
     ----------------           -----------------------
                                 Thomas F. Cherry
                                 Chief Executive Officer